Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES THIRD QUARTER 2018 FINANCIAL AND OPERATING RESULTS

EL DORADO, Arkansas, November 7, 2018 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the third quarter ended September 30, 2018, including net income of $94 million, or $0.54 per diluted share. Third quarter highlights and recent announcements include:

Financial highlights for the third quarter include:

•	Generated net income of $94 million, or $0.54 per diluted share
•	Achieved oil price realization of over $69 per barrel, which is the highest quarterly year-to-date realization
•	Realized EBITDA of over $28 per barrel of oil equivalent sold
•	Registered annualized year-to-date EBITDA to average capital employed of 21 percent
•	Returned 12 percent of operating cash flow to shareholders through long-standing dividend
•	Preserved balance sheet strength with approximately 30 percent net debt to total capital employed

Operating highlights for the third quarter include:

•	Produced 169 thousand barrels of oil equivalent per day, with 58 percent liquids
•	Increased production in the profitable Kaybob Duvernay by over 2.5 times, year-over-year
•	Delineated Samurai-2 sidetrack accumulation and confirmed the presence of high-quality reservoir sands leading to increased discovered resource

In early October, announced the following:

•	Entered into accretive oil-weighted Gulf of Mexico joint venture with Petrobras
•	Received upgrade to ‘BB+’ with a ‘Stable Outlook’ from Fitch Ratings
•	Amended Credit Agreement with less restrictive covenants

THIRD QUARTER 2018 RESULTS

Murphy recorded net income of $94 million, or $0.54 per diluted share, for the third quarter 2018. The company reported adjusted income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $61 million, or $0.35 per diluted share. The adjusted income excludes the following after-tax items: an unrealized mark-to-market gain on crude oil derivative contracts of $21 million, proceeds from an Ecuador arbitration settlement of $21 million, a loss on foreign exchange of $18 million and a net gain of $9 million relating to the combination of Brunei working interest income in the Brunei portion of the Gumusut-Kakap Field, partially offset by an incremental redetermination expense related to the Malaysian portion thereof. There is no change to Murphy’s working interest in the quarter in the Gumusut-Kakap Field. The Ecuador arbitration settlement relates to a change in fiscal terms for a block previously owned by the company. Details for third quarter results can be found in the attached schedules.

Earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $433 million, or $28.23 per barrel of oil equivalent (BOE) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) totaled $455 million, or $29.60 per BOE sold. Details for third quarter EBITDA and EBITDAX reconciliation can be found in the attached schedules.

In the third quarter 2018, the company produced 169 thousand barrels of oil equivalent per day (MBOEPD). Production exceeded the high end of guidance primarily driven by outperformance in the Tupper Montney onshore Canada, outperformance in Sarawak natural gas in Malaysia and higher than forecasted volumes due to a delay to late in the third quarter and extended into the fourth quarter for the scheduled turnaround in the non-operated Hibernia Field offshore Canada.

“Now with three-quarters of the year behind us, we continue to successfully implement our 2018 plan with third quarter production exceeding the high end of our guidance range. We continue to benefit from a diverse, oil-weighted portfolio that generates high cash flow per barrel metrics, driving over a 20 percent return on cash flow to capital employed. Our high price realizations, competitive cash returns, long-standing dividend policy and successful exploration program along with our recently announced accretive Gulf of Mexico joint venture will continue to reward our shareholders over the long-term,” stated Roger W. Jenkins, President and Chief Executive Officer.

FINANCIAL POSITION

As of September 30, 2018, the company had $2.8 billion of outstanding long-term, fixed-rate notes while maintaining $2.0 billion of liquidity. The fixed-rate notes have a weighted average maturity of 8.0 years and a weighted average coupon of 5.5 percent. The next senior note maturity for the company is in 2022. There were no borrowings on the $1.1 billion unsecured senior credit facility at quarter end.

REGIONAL OPERATIONS SUMMARY

North American Onshore

The North American onshore business produced over 98 MBOEPD in the third quarter, a 15 percent increase year-over-year.

Eagle Ford Shale  – Production in the quarter averaged 46 MBOEPD, with 88 percent liquids. As planned, the company brought nine operated wells online during the quarter, all in the Catarina area.

Tupper Montney – Natural gas production in the quarter averaged over 240 million cubic feet per day (MMCFD).

Kaybob Duvernay –  During the quarter, the company achieved record production averaging 10 MBOEPD with 61 percent liquids. Murphy has increased production in this profitable play for six consecutive quarters. As planned, the company brought ten operated wells online across the Kaybob Duvernay acreage: a five well pad in Kaybob West, a three well pad in Kaybob North and a two well pad in Kaybob East. All these wells are performing at or above pre-drill estimates with average initial gross production rates over 30 days (IP30 rate) ranging from approximately 725 to over 1,200 barrels of oil equivalent per day (BOEPD). With these wells being brought online, the company has advanced the appraisal of the play, with the exception of the Two Creeks area, which is expected to occur next year.

“As part of our long-term strategy, we plan to continue increasing production, while spending within cash flow, across our North American onshore assets. In the Eagle Ford Shale, we are executing on our field development plan with over 1,800 locations remaining in our undrilled inventory. In the Kaybob Duvernay we are growing production and lowering costs, while adding a deep inventory of future quality locations and in the Tupper Montney, we are consistently achieving all our targets. From a cost perspective, I am especially pleased with the lease operating expense across our North American onshore business in the quarter, of just over $6 per barrel of oil equivalent,” commented Jenkins.

Global Offshore

The offshore business produced over 70 MBOEPD for the third quarter, with 71 percent liquids.

Malaysia & Brunei – Production in the quarter averaged 47 MBOEPD, with 61 percent liquids. Block K and Sarawak averaged 28 thousand barrels of liquids per day, while Sarawak natural gas production averaged 106 MMCFD. The Kikeh gas lift project was completed, successfully commissioned and tested in the quarter.

North America – Production in the quarter for the Gulf of Mexico and offshore Canada averaged 24 MBOEPD, with 90 percent liquids.

In the Gulf of Mexico, the company commenced installation of the Dalmatian subsea pump late in the third quarter. Subsequent to quarter end, the installation was completed. Currently, the project is delivering incremental production of 7,000 BOEPD (gross), with rates exceeding 11,000 BOEPD (gross), an increase of 250 percent from prior quarter production.

EXPLORATION

Gulf of Mexico Exploration – During the third quarter, Murphy continued drilling the Samurai-2 appraisal sidetrack (Green Canyon 476) of the previously announced Samurai-2 discovery well (Green Canyon 432). Total depth was reached in mid-October. The well successfully delineated the Samurai accumulation and confirmed the presence of high-quality reservoir sands and resources on the company’s Green Canyon Block 476. The sands encountered in the sidetrack are equivalent and hydrostatically connected to those announced in the Samurai-2 well. Following the logging of the sidetrack appraisal well, Murphy is increasing the previously announced discovered resource to approximately 90 million barrels of oil equivalent (MMBOE). At this time, Murphy and its partner are evaluating development plans for the Samurai discovery, as well as possible drilling plans for 2019.

Mexico Exploration – During the third quarter, Murphy submitted the drilling permit to the Comisión Nacional de Hidrocarburos (“CNH”) for the Deepwater Block 5 Exploration Plan. Following the CNH approval, the company plans to spud the exploration prospect in the first quarter of 2019.

Vietnam Exploration – Murphy expects to spud the LDT-1X well, in Block 15-01/05 in the Cuu Long Basin, in the first quarter of 2019.

SUBSEQUENT TO QUARTER END

On October 10, 2018, Murphy announced it entered into a definitive agreement to form a new joint venture company with Petrobras America Inc. (“PAI”), a subsidiary of Petrobras. The joint venture, which will be owned 80 percent by Murphy and 20 percent by PAI, will be comprised of all Gulf of Mexico producing assets from Murphy and PAI with Murphy overseeing the operations. The transaction has an effective date of October 1, 2018 and is expected to close by year end 2018. Murphy will pay cash consideration of $900 million to PAI, subject to normal closing adjustments. The company currently anticipates accounting for the PAI share of this transaction as a ‘non-controlling interest’ after closing.

In conjunction with the joint venture, the company entered into an amendment of its existing Credit Agreement. In addition to permitting the contribution of assets to the joint venture, the amendment, which will be fully effective upon the closing of the joint venture transaction, removes certain covenants and increases financial flexibility.

Also, subsequent to quarter end, Fitch Ratings upgraded Murphy’s debt rating to ‘BB+’ from ‘BB’ with a ‘Stable Outlook’.

“As we anticipated, the announcement of our joint venture formation with Petrobras has been well received. This transaction ties directly to our long-term strategy. The improvement in our bond rating is reflective of our increased high-value oil production growth, accretive cash flow and long-standing, strong balance sheet,” stated Jenkins.

PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE

The company is maintaining full year 2018 production guidance to be in the range of 168,500 to 170,500 BOEPD. In addition, full year capital expenditures are being maintained at $1.18 billion. Production for the fourth quarter 2018 is estimated to be in the range of 167,000 to 169,000 BOEPD. Full year and fourth quarter production, as well as capital expenditures guidance excludes any impact from the previously announced Gulf of Mexico joint venture.

“Several recent events across many of our assets are affecting our fourth quarter production. The Gulf of Mexico was impacted by an active hurricane and tropical storm season early in the quarter. Malaysia was impacted by a series of mechanical issues affecting both operated and non-operated facilities. In offshore Canada, the turnaround in the non-operated Hibernia Field was extended into the fourth quarter. We have rectified these issues and have restored production to expected levels. Lastly, the Eagle Ford Shale is still being negatively impacted by excessive rains causing wide-spread flooding washing out roads to some of our key producing areas,” commented Jenkins. “Looking forward, we are eager to close our cash flow providing Gulf of Mexico transaction before year end, and then early in the new year provide our formal 2019 annual guidance. Directionally, we remain committed to our strategy of delivering free cash flow in addition to covering our dividend while growing oil-weighted production,” Jenkins added.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 8, 2018

Murphy will host a conference call to discuss third quarter 2018 financial and operating results on Thursday, November 8, 2018, at 11:00 a.m. ET. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 10390401.

FINANCIAL DATA

Summary financial data and operating statistics for third quarter 2018, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and schedules comparing EBITDA and EBITDAX between periods are included with these schedules as well as guidance for the fourth quarter and full year 2018.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes offshore production in Southeast Asia, Canada and the Gulf of Mexico, as well as North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay and Montney. Additional information can be found on the company’s website at http://www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to, increased volatility or deterioration in the level of crude oil and natural gas prices, deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves, reduced customer demand for our products due to environmental, regulatory, technological or other reasons, adverse foreign exchange movements, political and regulatory instability in the markets where we do business, natural hazards impacting our operations, any other deterioration in our business, markets or prospects, any failure to obtain necessary regulatory approvals, any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices, and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

RESERVES REPORTING TO THE SECURITIES AND EXCHANGE COMMISSION

The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  We may use certain terms in this new release, such as “resource”, “gross resource”, “recoverable resource”, “recoverable oil”, “resource base”, “EUR”, or “estimated ultimate recovery” and similar terms that the SEC’s rules prohibit us from including in filings with the SEC.  Investors are urged to consider closely the disclosures and risk factors in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com.

NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP financial measures that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry, although not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP, and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Bryan Arciero, bryan_arciero@murphyoilcorp.com, 832-319-5374

Emily McElroy, emily_mcelroy@murphyoilcorp.com, 870-864-6324

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS  (unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017 [1]	2018	2017 [1]

Revenues
Revenue from sales to customers	$659,806	511,192	1,921,910	1,498,093
(Loss) gain on crude contracts	(2,223)	(13,573)	(69,349)	50,365
Gain on sale of assets and other income	17,214	700	26,035	134,780
Total revenues	674,797	498,319	1,878,596	1,683,238

Costs and expenses
Lease operating expenses	133,141	112,751	406,226	346,072
Severance and ad valorem taxes	15,067	10,816	40,100	32,771
Exploration expenses, including undeveloped lease amortization	21,838	28,492	69,911	77,356
Selling and general expenses	64,107	51,374	173,324	155,438
Depreciation, depletion and amortization	241,833	243,636	710,563	714,782
Accretion of asset retirement obligations	11,099	10,654	32,041	31,638
Redetermination expense	11,332	-	11,332	-
Other expense (benefit)	(34,387)	2,454	(44,776)	10,988
Total costs and expenses	464,030	460,177	1,398,721	1,369,045
Operating income from continuing operations	210,767	38,142	479,875	314,193

Other income (loss)
Interest and other income (loss)	(19,478)	(53,019)	(19,445)	(106,345)
Interest expense, net	(44,492)	(48,681)	(134,264)	(138,423)
Total other loss	(63,970)	(101,700)	(153,709)	(244,768)

Income (loss) from continuing operations before income taxes	146,797	(63,558)	326,166	69,425
Income tax expense (benefit)	51,038	2,760	15,801	95,602
Income (loss) from continuing operations	95,759	(66,318)	310,365	(26,177)
Income (loss) from discontinued operations, net of income taxes	(1,815)	425	(2,650)	1,177

NET INCOME (LOSS)	$93,944	(65,893)	307,715	(25,000)

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.55	(0.38)	1.79	(0.15)
Discontinued operations	(0.01)	-	(0.01)	0.01
Net Income (Loss)	$0.54	(0.38)	1.78	(0.14)

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.55	(0.38)	1.78	(0.15)
Discontinued operations	(0.01)	-	(0.01)	0.01
Net Income (Loss)	$0.54	(0.38)	1.77	(0.14)

Cash dividends per Common share	0.25	0.25	0.75	0.75

Average Common shares outstanding (thousands)
Basic	173,047	172,573	172,949	172,509
Diluted	174,175	172,573	174,202	172,509

1 Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating Activities
Net income (loss)	$93,944	(65,893)	307,715	(25,000)
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities:
Loss (Income) from discontinued operations	1,815	(425)	2,650	(1,177)
Depreciation, depletion and amortization	241,833	243,636	710,563	714,782
Dry hole costs (credits)	4,537	(3,043)	4,526	(1,139)
Amortization of undeveloped leases	8,770	20,553	31,544	40,859
Accretion of asset retirement obligations	11,099	10,654	32,041	31,638
Deferred income tax charge (benefit)	17,734	(36,697)	(138,755)	(3,567)
Pretax (gain) loss from sale of assets	(124)	(117)	(6)	(130,765)
Net (increase) decrease in noncash operating working capital	(87,990)	(41,511)	(2,550)	1,070
Other operating activities, net	80,781	100,179	49,217	192,097
Net cash provided by continuing operations activities	372,399	227,336	996,945	818,798

Investing Activities
Property additions and dry hole costs	(243,212)	(274,763)	(858,356)	(706,417)
Proceeds from sales of property, plant and equipment	505	4,843	1,128	69,146
Purchases of investment securities [1]	–	–	–	(212,661)
Proceeds from maturity of investment securities [1]	–	36,635	–	320,828
Net cash required by investing activities	(242,707)	(233,285)	(857,228)	(529,104)

Financing Activities
Borrowings of debt, net of issuance costs	–	541,772	–	541,772
Repayments of debt	–	(550,000)	–	(550,000)
Capital lease obligation payments	(2,516)	(2,704)	(7,164)	(14,687)
Withholding tax on stock-based incentive awards	–	(70)	(6,922)	(7,151)
Cash dividends paid	(43,263)	(43,143)	(129,780)	(129,421)
Net cash required by financing activities	(45,779)	(54,145)	(143,866)	(159,487)

Effect of exchange rate changes on cash and cash equivalents	(37,489)	(1,186)	(13,107)	(5,797)
Net increase (decrease) in cash and cash equivalents	46,424	(61,280)	(17,256)	124,410
Cash and cash equivalents at beginning of period	901,308	1,058,487	964,988	872,797
Cash and cash equivalents at end of period	$947,732	997,207	947,732	997,207

1    Investments are Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED INCOME (LOSS)

(unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss)	$93.9	(65.9)	307.7	(25.0)
Discontinued operations loss (income)	1.8	(0.4)	2.7	(1.2)
Income from continuing operations	95.7	(66.3)	310.4	(26.2)
Adjustments:
Mark-to-market (gain) loss on crude oil derivative contracts	(20.6)	11.8	0.8	(28.9)
Foreign exchange losses (gains)	17.6	43.9	14.1	86.6
Impact of tax reform	–	–	(120.0)	–
Seal insurance proceeds	(7.0)	–	(15.2)	–
Ecuador arbitration settlement	(20.5)	–	(20.5)	–
Brunei working interest income	(16.0)	–	(16.0)	–
Malaysia/ Brunei unitization/ redetermination expense	7.0	–	7.0	–
Write-off of previously suspended exploration wells	4.5	–	4.5	–
Deferred tax on undistributed foreign earnings	–	4.7	–	65.2
Tax benefits on investments in foreign areas	–	–	–	(32.9)
Gain on sale of assets	–	–	–	(96.0)
Oil Insurance Limited dividends	–	–	–	(2.8)
Total adjustments after taxes	(35.0)	60.4	(145.3)	(8.8)
Adjusted income (loss)	$60.7	(5.9)	165.1	(35.0)

Adjusted income (loss) per diluted share	$0.35	(0.03)	0.95	(0.20)

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income(loss) to Adjusted income  (loss).  Adjusted income  (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted income (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net income (loss) and Adjusted income  (loss) are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations.

	Three Months Ended			Nine Months Ended
	September 30, 2018			September 30, 2018
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
Canada	$(9.7)	2.7	(7.0)	(21.0)	5.8	(15.2)
Malaysia	11.3	(4.3)	7.0	11.3	(4.3)	7.0
Other International	(11.5)	–	(11.5)	(11.5)	–	(11.5)
Total E&P	(9.9)	(1.6)	(11.5)	(21.2)	1.5	(19.7)
Corporate [1]:	(34.1)	10.6	(23.5)	(11.6)	(114.0)	(125.6)
Total adjustments	$(44.0)	9.0	(35.0)	(32.8)	(112.5)	(145.3)

1 In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the Exploration and Production business for comparable disclosure.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA) AND EXPLORATION EXPENSES (EBITDAX)

(unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) (GAAP)	$93.9	(65.9)	307.7	(25.0)
Discontinued operations loss (income)	1.8	(0.4)	2.7	(1.2)
Income tax expense (benefit)	51.0	2.8	15.8	95.6
Interest expense, net	44.5	48.7	134.3	138.4
Depreciation, depletion and amortization expense	241.8	243.6	710.6	714.8
EBITDA (Non-GAAP)	$433.0	228.8	1,171.1	922.6
Foreign exchange losses (gains)	17.9	50.3	13.3	99.1
Mark-to-market (gain) loss on crude oil derivative contracts	(26.0)	18.1	1.1	(44.5)
Gain on sale of assets	–	–	–	(130.8)
Accretion of asset retirement obligations	11.1	10.7	32.0	31.6
Seal insurance proceeds	(9.7)	–	(21.0)	–
Ecuador arbitration settlement	(26.0)	–	(26.0)	–
Brunei working interest income	(16.0)	–	(16.0)	–
Malaysia/ Brunei unitization/ redetermination expense	11.3	–	11.3	–
Write-off of previously suspended exploration wells	4.5	–	4.5	–
Oil Insurance Limited dividends	–	–	–	(4.4)
Adjusted EBITDA (Non-GAAP)	$400.1	307.9	1,170.3	873.6

Memo:
Adjusted EBITDA (Non-GAAP)	400.1	307.9	1,170.3	873.6
Exploration expense included in Adjusted EBITDA	(4.5)	–	(4.5)	–
Exploration expenses	21.8	28.5	69.9	77.4
Adjusted EBITDAX (Non-GAAP)	417.4	336.4	1,235.7	951.0

Total barrels of oil equivalents sold (thousands of barrels)	15,336.8	14,879.2	45,912.0	44,215.1

EBITDA per barrel of oil equivalents sold	$28.23	15.38	25.51	20.87
Adjusted EBITDA per barrel of oil equivalents sold	$26.09	20.69	25.49	19.76
Adjusted EBITDAX per barrel of oil equivalents sold	$27.22	22.61	26.91	21.51

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, and adjusted earnings before interest, taxes, depreciation, amortization, and exploration expenses (EBITDAX).  Management believes EBITDA, adjusted EBITDA, and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA, adjusted EBITDA, and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

Presented above is EBITDA per barrel of oil equivalent sold, adjusted EBITDA per barrel of oil equivalent sold, adjusted EBITDAX per barrel of oil equivalents sold. Management believes EBITDA per barrel of oil equivalent sold, adjusted EBITDA per barrel of oil equivalent sold, and adjusted EBITDAX per barrel of oil equivalents sold are important information because they are used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   EBITDA per barrel of oil equivalent sold, adjusted EBITDA per barrel of oil equivalent sold, and adjusted EBITDAX per barrel of oil equivalent sold are non-GAAP financial metrics.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

(Millions of dollars)

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$348.7	91.6	209.4	(11.2)
Canada	107.1	12.5	81.9	(3.2)
Malaysia	201.2	54.1	220.5	67.7
Other	19.9	1.3	–	(11.0)
Total exploration and production	676.9	159.5	511.8	42.3
Corporate [1]	(2.1)	(63.8)	(13.5)	(108.6)
Revenue/income from continuing operations	674.8	95.7	498.3	(66.3)
Discontinued operations, net of tax	–	(1.8)	–	0.4
Total revenues/net income (loss)	$674.8	93.9	498.3	(65.9)

	Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$945.6	200.3	646.3	(21.8)
Canada [2]	333.8	46.7	388.1	102.6
Malaysia	640.7	208.4	594.4	173.9
Other	19.9	(28.8)	–	(10.9)
Total exploration and production	1,940.0	426.6	1,628.8	243.8
Corporate [3]	(61.4)	(116.2)	54.4	(270.0)
Revenue/income from continuing operations	1,878.6	310.4	1,683.2	(26.2)
Discontinued operations, net of tax	–	(2.7)	–	1.2
Total revenues/net income (loss)	$1,878.6	307.7	1,683.2	(25.0)

1 In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the U.S. Exploration and production business to reflect comparable disclosure.  Realized and unrealized (losses) of ($2.2) million and ($13.6) million are included in the Corporate segment for the three months ended September 30, 2018 and 2017, respectively. Realized and unrealized gains (losses) of ($69.3) million and $50.4 million are included in the Corporate segment for the nine months ended September 30, 2018 and 2017, respectively. Corporate segment loss for the three-month periods ended September 30, 2018 and 2017 included foreign exchange losses of $16.8 million and $50.3 million, respectively.  Corporate segment loss for the nine-month periods ended September 30, 2018 and 2017 included foreign exchange losses of $14.0 million and $99.1 million, respectively.

2  2017 revenue includes a pretax gain of $132.4 million ($96.0 million after-tax) related to the sale of the Seal heavy oil asset in Canada.

3 Income for the nine-month period ended September 30, 2018 included a credit to income tax expense of $120.0 million related to an IRS interpretation of the Tax Cuts and Jobs Act.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED SEPTEMBER 30,  2018 AND 2017

	United
(Millions of dollars)	States [1]	Canada	Malaysia	Other	Total
Three Months Ended September 30, 2018
Oil and gas sales and other revenues	$348.7	107.1	201.2	19.9	676.9
Lease operating expenses	52.0	31.5	49.4	0.2	133.1
Severance and ad valorem taxes	14.8	0.3	–	–	15.1
Depreciation, depletion and amortization	132.6	58.6	44.3	1.0	236.5
Accretion of asset retirement obligations	4.5	1.9	4.7	–	11.1
Redetermination expense	–	–	11.3	–	11.3
Exploration expenses
Dry holes	–	–	–	4.5	4.5
Geological and geophysical	0.4	–	0.1	0.7	1.2
Other exploration	1.6	0.2	–	5.5	7.3
	2.0	0.2	0.1	10.7	13.0
Undeveloped lease amortization	7.8	0.2	–	0.8	8.8
Total exploration expenses	9.8	0.4	0.1	11.5	21.8
Selling and general expenses	14.0	6.4	3.4	6.2	30.0
Other	4.5	(9.5)	0.6	0.6	(3.8)
Results of operations before taxes	116.5	17.5	87.4	0.4	221.8
Income tax provisions (benefits)	24.9	5.0	33.3	(0.9)	62.3
Results of operations (excluding corporate overhead and interest)	$91.6	12.5	54.1	1.3	159.5

Three Months Ended September 30, 2017
Oil and gas sales and other revenues	$209.4	81.9	220.5	–	511.8
Lease operating expenses	43.5	28.7	40.6	–	112.8
Severance and ad valorem taxes	10.5	0.3	–	–	10.8
Depreciation, depletion and amortization	128.5	45.9	63.7	1.0	239.1
Accretion of asset retirement obligations	4.3	2.0	4.4	–	10.7
Exploration expenses
Dry holes	(0.6)	–	(2.5)	–	(3.1)
Geological and geophysical	0.1	–	–	1.5	1.6
Other exploration	1.5	0.2	–	7.7	9.4
	1.0	0.2	(2.5)	9.2	7.9
Undeveloped lease amortization	20.4	0.2	–	–	20.6
Total exploration expenses	21.4	0.4	(2.5)	9.2	28.5
Selling and general expenses	13.2	7.3	4.6	5.1	30.2
Other	4.2	0.1	1.4	–	5.7
Results of operations before taxes	(16.2)	(2.8)	108.3	(15.3)	74.0
Income tax provisions (benefits)	(5.0)	0.4	40.6	(4.3)	31.7
Results of operations (excluding corporate overhead and interest)	$(11.2)	(3.2)	67.7	(11.0)	42.3

1  In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the Exploration and Production business for comparable disclosure.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (unaudited)

NINE MONTHS ENDED SEPTEMBER 30,  2018 AND 2017

	United
(Millions of dollars)	States [1]	Canada [2]	Malaysia	Other	Total
Nine Months Ended September 30, 2018
Oil and gas sales and other revenues	$945.6	333.8	640.7	19.9	1,940.0
Lease operating expenses	162.6	91.0	152.4	0.2	406.2
Severance and ad valorem taxes	39.2	0.9	–	–	40.1
Depreciation, depletion and amortization	382.4	171.1	141.9	2.4	697.8
Accretion of asset retirement obligations	13.4	5.8	12.8	–	32.0
Redetermination expense	–	–	11.3	–	11.3
Exploration expenses
Dry holes	–	–	–	4.5	4.5
Geological and geophysical	6.5	–	0.6	4.3	11.4
Other exploration	5.1	0.3	–	17.0	22.4
	11.6	0.3	0.6	25.8	38.3
Undeveloped lease amortization	29.2	0.6	–	1.7	31.5
Total exploration expenses	40.8	0.9	0.6	27.5	69.8
Selling and general expenses	39.0	20.7	8.3	18.1	86.1
Other	12.4	(20.9)	(0.8)	1.2	(8.1)
Results of operations before taxes	255.8	64.3	314.2	(29.5)	604.8
Income tax provisions (benefits)	55.5	17.6	105.8	(0.7)	178.2
Results of operations (excluding corporate overhead and interest)	$200.3	46.7	208.4	(28.8)	426.6

Nine Months Ended September 30, 2017
Oil and gas sales and other revenues	$646.3	388.1	594.4	–	1,628.8
Lease operating expenses	135.7	76.8	133.6	–	346.1
Severance and ad valorem taxes	31.6	1.2	–	–	32.8
Depreciation, depletion and amortization	402.3	136.6	160.0	2.9	701.8
Accretion of asset retirement obligations	12.8	5.9	12.9	–	31.6
Exploration expenses
Dry holes	(1.9)	–	0.8	–	(1.1)
Geological and geophysical	1.0	0.1	–	6.0	7.1
Other exploration	5.5	0.3	–	24.8	30.6
	4.6	0.4	0.8	30.8	36.6
Undeveloped lease amortization	39.4	1.4	–	–	40.8
Total exploration expenses	44.0	1.8	0.8	30.8	77.4
Selling and general expenses	38.7	20.9	10.2	15.0	84.8
Other	11.5	0.7	9.4	–	21.6
Results of operations before taxes	(30.3)	144.2	267.5	(48.7)	332.7
Income tax provisions (benefits)	(8.5)	41.6	93.6	(37.8)	88.9
Results of operations (excluding corporate overhead and interest)	$(21.8)	102.6	173.9	(10.9)	243.8

1  In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the Exploration and Production business for comparable disclosure.

2 2017 revenue includes a pretax gain of $132.4 million related to the sale of Seal heavy oil assets in Canada.

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(unaudited)

(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

United States – Eagle Ford Shale
Lease operating expense	$8.26	6.93	8.23	7.60
Severance and ad valorem taxes	3.48	2.56	3.22	2.54
Depreciation, depletion and amortization (DD&A) expense	24.43	25.42	24.59	25.74

United States – Gulf of Mexico
Lease operating expense	$10.29	12.48	12.79	10.61
DD&A expense	17.57	20.07	17.25	21.13

Canada – Onshore
Lease operating expense	$4.33	5.49	4.69	5.11
Severance and ad valorem taxes	0.07	0.08	0.07	0.11
DD&A expense	10.69	10.03	10.47	9.97

Canada – Offshore
Lease operating expense	$22.42	13.25	13.36	9.76
DD&A expense	14.76	13.66	13.47	12.96

Malaysia – Sarawak
Lease operating expense	$7.29	5.28	8.07	5.49
DD&A expense	8.19	8.53	8.55	8.09

Malaysia – Block K
Lease operating expense	$19.98	10.50	17.77	14.07
DD&A expense	15.16	16.20	14.72	14.65

Total oil and gas operations
Lease operating expense	$8.68	7.58	8.85	7.83
Severance and ad valorem taxes	0.98	0.73	0.87	0.74
DD&A expense	15.77	16.07	15.48	15.87

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(unaudited)

(Millions of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Capital expenditures
Exploration and production
United States	$128.2	204.7	454.6	427.5
Canada	89.0	68.7	291.3	204.6
Malaysia	41.3	(3.4)	85.8	7.7
Other	21.2	13.6	38.9	54.9
Total	279.7	283.6	870.6	694.7

Corporate	12.2	3.1	22.4	6.9
Total capital expenditures	291.9	286.7	893.0	701.6

Charged to exploration expenses [1]
United States	2.0	1.0	11.6	4.6
Canada	0.2	0.2	0.3	0.4
Malaysia	0.1	(2.5)	0.6	0.8
Other	10.7	9.2	25.8	30.8
Total charged to exploration expenses	13.0	7.9	38.3	36.6

Total capitalized	$278.9	278.8	854.7	665.0

1 Excludes amortization of undeveloped leases of $8.8 million and $20.6 million for the three months ended September 30, 2018 and 2017, respectively, and $31.5 million and $40.9 million for the nine months ended September 30, 2018 and 2017, respectively.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEETS (unaudited)
(Millions of dollars)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$947.7	965.0
Other current assets	433.6	406.6
Property, plant and equipment – net	8,244.2	8,220.0
Other long-term assets	401.2	269.3
Total assets	$10,026.7	9,860.9

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$10.5	9.9
Other current liabilities	865.1	824.3
Long-term debt [1]	2,903.9	2,906.5
Other long-term liabilities	1,480.3	1,500.0
Total stockholders' equity	4,766.9	4,620.2
Total liabilities and stockholders' equity	$10,026.7	9,860.9

1 Includes a capital lease on production equipment of $128.4 million at September 30, 2018 and $134.0 million at December 31, 2017.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net crude oil and condensate produced – barrels per day	87,755	84,230	88,781	89,580
United States – Eagle Ford Shale	33,757	33,070	32,347	33,281
– Gulf of Mexico	14,530	10,240	14,253	11,309
Canada – Onshore	6,096	3,240	5,242	2,729
– Offshore	5,570	6,225	7,237	8,100
– Heavy [1]	–	–	–	201
Malaysia – Sarawak	11,608	11,508	11,936	12,727
– Block K	15,661	19,947	17,200	21,233
Brunei	533	–	566	–

Net crude oil and condensate sold – barrels per day	85,598	92,033	87,745	89,597
United States – Eagle Ford Shale	33,757	33,070	32,347	33,281
– Gulf of Mexico	14,530	10,240	14,253	11,309
Canada – Onshore	6,096	3,240	5,242	2,729
– Offshore	5,116	6,533	7,197	7,812
– Heavy [1]	–	–	–	201
Malaysia – Sarawak	9,469	13,083	12,080	13,350
– Block K	16,169	25,867	16,471	20,915
Brunei	461	–	155	–

Net natural gas liquids produced – barrels per day	9,556	9,128	9,525	9,140
United States – Eagle Ford Shale	6,663	6,669	6,735	6,812
– Gulf of Mexico	1,109	910	1,112	967
Canada – Onshore	1,095	510	1,005	410
Malaysia – Sarawak	689	1,039	673	951

Net natural gas liquids sold – barrels per day	9,641	9,213	9,642	9,165
United States – Eagle Ford Shale	6,663	6,669	6,735	6,812
– Gulf of Mexico	1,109	910	1,112	967
Canada – Onshore	1,095	510	1,005	410
Malaysia – Sarawak	774	1,124	790	976

Net natural gas sold – thousands of cubic feet per day	428,790	362,901	424,733	379,182
United States – Eagle Ford Shale	32,718	29,476	32,172	32,862
– Gulf of Mexico	14,798	11,232	13,968	11,654
Canada – Onshore	272,061	223,032	266,077	220,121
Malaysia – Sarawak	106,183	90,181	106,016	106,481
– Block K	3,030	8,980	6,500	8,064

Total net hydrocarbons produced – equivalent barrels per day [2]	168,776	153,842	169,095	161,917
Total net hydrocarbons sold – equivalent barrels per day [2]	166,704	161,730	168,176	161,959

1 The Company sold the Seal area heavy oil field in January 2017.

2 Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Weighted average Exploration and Production sales prices
Crude oil and condensate – dollars per barrel
United States [1] – Eagle Ford Shale	$72.08	48.49	$68.29	48.42
– Gulf of Mexico	70.46	47.82	67.41	47.48
Canada [2] – Onshore	58.52	43.15	57.67	43.64
– Offshore	73.92	51.26	69.94	50.35
Malaysia – Sarawak [3]	63.82	52.62	66.25	52.07
– Block K [3]	68.67	51.36	66.35	50.95
Brunei	74.37	–	74.37	–

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$27.65	17.89	$22.96	16.12
– Gulf of Mexico	34.49	19.00	26.85	17.84
Canada [2] – Onshore	41.06	22.77	40.28	22.48
Malaysia – Sarawak [3]	69.64	49.66	70.26	49.94

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$2.27	2.44	$2.26	2.53
– Gulf of Mexico	2.48	2.49	2.40	2.56
Canada [2] – Onshore	1.41	1.84	1.42	1.99
Malaysia – Sarawak [3]	3.91	3.60	3.72	3.50
– Block K [3]	0.24	0.25	0.24	0.24

1  In 2018, the Company reported realized and unrealized gains and losses on crude oil contracts in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.  The 2017 amounts have been reclassified from the Exploration and Production business for comparable disclosure.

2 U.S. dollar equivalent.

3 Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF SEPTEMBER 30, 2018

			Volumes	Price	Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)	Start Date	End Date
United States	WTI	Fixed price derivative swap [1]	21,000	$54.88	10/1/2018	12/31/2018

			Volumes	Price	Remaining Period
Area	Commodity	Type	(MMcf/d)	(Mcf)	Start Date	End Date
Montney	Natural Gas	Fixed price forward sales	59	C$2.81	10/1/2018	12/31/2020

1  Realized and unrealized gains and losses on Fixed price derivatives swaps are reported in the Corporate segment to reflect how segments are currently evaluated, how resources are allocated and how risk is managed by the Company.

MURPHY OIL CORPORATION

FOURTH QUARTER 2018 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	36,000		29,100
– Gulf of Mexico	18,500		14,300

Canada – Tupper Montney	–		230,400
– Kaybob Duvernay and Placid Montney	8,500		37,600
– Offshore	6,200		–
Malaysia – Sarawak	11,900		101,600
– Block K / Brunei	17,000		6,400

Total net production (BOEPD)		167,000 - 169,000

Total net sales (BOEPD)		173,000 - 175,000

Realized oil prices (dollars per barrel):
Malaysia – Sarawak		$69.50
– Block K		$76.80

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$4.00

Exploration expense ($ millions)		$42

FULL YEAR 2018 GUIDANCE

Total production (BOEPD)		168,500 to 170,500

Capital expenditures ($ billions)		$1.18